                                                                   EXHIBIT 10.30

                             SUB-SUBLEASE AGREEMENT
                             ----------------------

     This Sub-Sublease Agreement (the "Sub-Sublease") is made as of December 27, 1996, by and between BROOKDALE LIVING COMMUNITIES OF ILLINOIS, INC., a Delaware corporation ("Sub-Sublandlord"), and HALLMARK PARTNERS L.P., an Illinois limited partnership ("Sub-Subtenant").

                                   RECITALS:
                                   --------

     A. Sub-Sublandlord is the sublessee of that certain premises (the "Premises") commonly known as 2960 North Lake Shore Drive, Chicago, Illinois, pursuant to that certain Sublease Agreement (hereinafter referred to as the "Sublease") dated December 27, 1996, with Brookdale Living Communities of Illinois, Inc., a Delaware corporation ("Sublandlord") which is attached hereto as EXHIBIT A.

     B. Sub-Sublandlord desires to sub-sublease the Premises to Sub-Subtenant and Sub-Subtenant desires to sub-sublease the Premises from Sub-Sublandlord, for the term and upon the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Demise. Sub-Sublandlord hereby sub-subleases the Premises to Sub-Subtenant, and Sub-Subtenant hereby accepts and sub-subleases the Premises from Sub-Sublandlord, for the term and upon the conditions set forth herein.

     2. Term. The term of this Sub-Sublease shall commence on December 27, 1996, and shall end on December 31, 2019, unless sooner terminated as hereinafter provided.

     3. Sublease Incorporated. This Sub-Sublease is subject and subordinate to the terms of the Sublease, and all of the provisions of the Sublease are explicitly incorporated herein by reference and made a part hereof. Provided however, no consent, waiver, amendment, or other change by Sublandlord of Sub-Sublandlord's obligations and liabilities as tenant under the Sublease shall modify Sub-Subtenant's obligations and liabilities to Sub-Sublandlord hereunder unless Sub-Subtenant and Sub-Sublandlord shall have agreed in writing that such consent, waiver, amendment or change shall be effective hereunder. Unless the context requires otherwise, (i) references in the Sublease to Sublandlord shall refer to Sub-Sublandlord, and (ii) references in the Sublease to SubLessee shall refer to Sub-Subtenant. Sub-Subtenant expressly assumes toward Sub-Sublandlord and agrees to perform all of the obligations, responsibilities and covenants as tenant under the Sublease.

     Notwithstanding the incorporation herein of the Sublease, Sub-Sublandlord shall not have any responsibility or liability to Sub-Subtenant on account of any act or omission of Sublandlord, any default by Sublandlord under or breach by Sublandlord of any term, covenant or condition of the Sublease, or any failure by Sublandlord to perform any of its obligations under the Sublease. Provided however, Sub-Sublandlord covenants and agrees that in the event of a breach by Sublandlord under the Sublease, either it shall take all necessary actions and pursue all rights and remedies set forth in the Sublease (all to be at the sole cost and expense of Sub-Subtenant), or it shall permit Sub-Subtenant in the name of Sub-Sublandlord as tenant under the Sublease to pursue all rights and remedies set forth in the Sublease. Additionally, except as expressly set forth herein, any right and remedy available to Sub-Sublandlord as tenant under the Sublease shall be available to Sub-Subtenant under this Sub-Sublease as to the extent permitted under the Sublease.

     4. Property Located in or about the Sub-Subleased Premises. All improvements, fixtures, equipment and personal property in or about the Premises shall be in or about the Premises at the sole risk of Sub-Subtenant, and Sub-Sublandlord shall have no liability for loss or damage to such fixtures, equipment or property from any cause whatsoever.

     5. Surrender. At the termination of this Sub-Sublease, by lapse of time or otherwise, Sub-Subtenant shall surrender possession of the Premises to Sub-Sublandlord and deliver all keys to the Premises and all locks therein to Sub-Sublandlord and make known to Sub-Sublandlord the combination of all combination locks in the Premises and shall return the Premises and all equipment and fixtures to Sub-Sublandlord in broom clean condition and in as good condition as Sub-Subtenant originally took possession, normal wear and tear excepted, failing which Sub-Sublandlord may restore the Premises and such equipment and fixtures to such condition and the Sub-Subtenant shall pay the cost thereof to Sub-Sublandlord on demand.

     6. Indemnification. Sub-Subtenant agrees, to the extent not expressly prohibited by law, to pay, and to protect, indemnify and save harmless Sub-Sublandlord, and its shareholders, directors, officers, employees and agents from and against, any liabilities, damages, costs or expenses (including, but not limited to, attorneys' fees and expenses, including all costs of litigation through post-judgment and appellate proceedings, if any) of any nature whatsoever which may be imposed upon, incurred by, or asserted against Sub-Sublandlord by reason of (a) any accident, injury to, or death of any person or any damage to property occurring on or about the Premises, or (b) any breach by Sub-

Subtenant of any term or condition of the Sublease or this Sub-Sublease or any failure by Sub-Subtenant to perform or comply with any of the terms of the Sublease, or of this Sub-Sublease, or of any restrictions, statutes, laws, ordinances or regulations affecting the Premises or any part thereof.

     7. Insurance. Sub-Subtenant shall include Sub-Sublandlord and its shareholders, directors, officers, agents and employees, as additional named insureds under all insurance policies required under the terms of the Sublease and under all insurance policies which Sub-Subtenant may carry with respect to the Premises, any property located thereon, or with respect to any claim or accident arising on or about the Premises. Prior to the commencement of the term of this Sub-Sublease, Sub-Subtenant shall deliver to Sub-Sublandlord certified copies of the policies of such insurance and certificates showing such policies to be valid and in effect. Any rights of settlement allocated to Sub-Sublandlord as tenant under the Sublease shall be the rights of Sub-Sublandlord hereunder.

     8.  Defaults.  It shall be an Event of Default hereunder if:

          a. Sub-Subtenant shall fail to pay when due any payments required to be made as described in the Sublease; or

          b. Sub-Subtenant shall fail to keep or perform any one or more of the other terms, conditions, covenants or agreements of this Sub-Sublease or of the Sublease.

     9. Sub-Sublandlord's Remedies. In the event of a breach or threatened breach by Sub-Subtenant of any of the covenants, agreements, terms or conditions which are contained herein or in the Sublease herein, Sub-Sublandlord, in addition to or, at its option, in lieu of, any or all other remedies provided for herein or in the Sublease, shall be entitled to enjoin such breach or threatened breach.

     10. Tenant Improvements. The Premises are leased to Sub-Subtenant in their strictly "as is" condition and Sub-Sublandlord shall have no duty or obligation to construct any improvements or perform any work in or about the Premises.

     11. Alterations. Sub-Subtenant shall make no alterations or improvements to the Premises except in accordance with the requirements of the Sublease, and except with the prior written consent of Sub-Sublandlord. Upon the request of Sublandlord and/or Sub-Sublandlord upon the expiration of the term of this Sub-Sublease, whether by lapse of time or otherwise, any such alterations shall be removed by Sub-Subtenant, at the sole cost and expense of Sub-Subtenant, and the Premises shall be restored, at the sole cost and expense of Sub-Subtenant, to its original condition at the commencement of this Sub-Sublease (ordinary wear and tear excepted).

     12. Notices. All notices and demands hereunder shall be in writing and shall be served in person, by prepaid certified United States Mail, return receipt requested, or by nationally recognized overnight courier, as follows:

          If to Sub-Sublandlord:

               ____________________________
               ____________________________
               ____________________________

          With a copy to:

               Winston & Strawn
               35 West Wacker Drive
               Chicago, Illinois 60601
               Attn: Wayne Boberg, Esq.

          If to Sub-Subtenant:

               ____________________________
               ____________________________
               ____________________________


Such notices shall be deemed served when delivered, if served in person, or two
(2) business days after the date mailed, if mailed, or on the next business day after delivery to a nationally recognized overnight courier service. Either party may change the address for notices to it by a notice given as described herein. All notices received by Sub-Sublandlord from Sublandlord shall promptly be delivered to Sub-Subtenant.

     13. Brokers. Sub-Subtenant represents that Sub-Subtenant has not dealt with any broker, finder or like third party in connection with the sub-sublease of the Premises. Sub-Subtenant hereby agrees to indemnify, defend and hold Sub-Sublandlord, its shareholders, directors, officers, employees and agents harmless from and against any and all loss, cost, liability or obligations (including attorneys' fees and all costs of litigation through and including post-judgment and appellate proceedings, if any) related to any fees or commissions claimed by any party to the extent such claims are based on the acts or agreements of Sub-Subtenant.

     14.  Miscellaneous.

     a. Sub-Sublandlord and its agents shall have the right of access to the Premises at all reasonable times, and after delivering oral or written notice to Sub-Subtenant, in order to inspect or exhibit the Premises.

     b. This Sub-Sublease contains the entire agreement between the parties hereto, and shall not be modified in any manner except by a writing signed by the party against which such modification is sought to be enforced.

     c. The agreements, terms, covenants, and conditions herein shall bind and inure to the benefit of Sub-Sublandlord and Sub-Subtenant and their respective heirs, personal representatives, successors, and except as otherwise provided herein, their assigns.

     d. Each of the indemnifications contained in this Sub-Sublease shall survive the expiration or earlier termination of this Sub-Sublease.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Sub-Sublease as of the day and year first above written.

                                 SUB-SUBLANDLORD:

                                 BROOKDALE LIVING COMMUNITIES OF ILLINOIS,
                                 INC., a Delaware corporation

                                    /s/ Mark J. Schulte
                                 By:_______________________________
                                 Name:   Mark J. Schulte
                                 Title:  Executive Vice President


                                 SUB-SUBTENANT:

                                 HALLMARK PARTNERS, L.P., an Illinois
                                 limited partnership

                                 By:  PRIME HALLMARK, INC., General Partner

                                         /s/ Mark J. Schulte
                                      By:____________________________
                                      Name:   Mark J. Schulte
                                      Title:  Vice President

                                   EXHIBIT A
                                   ---------

              [See Sublease Agreement filed as Exhibit 10.29]